SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                        -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 6, 2002
                         (Date of earliest event report)

                             WEYERHAEUSER COMPANY
                        ------------------------------------
                (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------
            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345
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Item 5.  Other Events

On June 6, 2002, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today announced that Nicole W. Piasecki, 39, has been appointed to the company's board of directors. Piasecki currently serves as vice president, marketing and business strategy for Boeing Commercial Airplanes.

Prior to joining Boeing in 1992, Piasecki had served as a business analyst for special projects, reporting to the president, for Weyerhaeuser Japan Ltd. in Tokyo. In that role, she developed and implemented marketing strategies for the building products business in Japan. Piasecki also worked with the sales force to evaluate the competitiveness of the fine paper business and directed a shift in sales of linerboard in the Far East.

"Nicole is an energetic person who brings with her first-hand working knowledge of our business and the perspective of how we need to evolve as a company to compete in the global marketplace," said Steven R. Rogel, chairman, president and chief executive officer. "This combination will make Nicole an important contributor as our board works closely with our management team to shape the future of Weyerhaeuser."

Piasecki holds a master of business administration degree from The Wharton School and a bachelor of science in mechanical engineering from Yale University. She was one of three Wharton students selected to participate in the International Program at the Keio Business School in Yokohama, Japan and later attended an executive course in corporate strategic management at the Massachusetts Institute of Technology.


Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2001, sales were $14.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.

                                # # #

This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; performance of the company's manufacturing operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from terrorist activity, fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar and the Euro, and restrictions on international trade or tariffs imposed on imports, including the countervailing and anti-dumping duties imposed on the company's softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

                                 # # #

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               WEYERHAEUSER COMPANY

                                       By     /s/ Steven J. Hillyard
                                           ----------------------------
                                       Its:    Vice President and
                                               Chief Accounting Officer
Date:  June 7, 2002
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